EXHIBIT 99.2



UNITY MARKETING
206 E.Church Street, Stevens, PA 17578

Tel 717-336-1600
Fax 717-336-1601

Collectibles USA, Inc.                                 September 30, 1997
One Battery Park Plaza, 24th Floor
New York, NY 10004

Dear Gentlemen:

Unity Marketing consents to being named in the registration statement on form S-1, and all amendments thereto, prepared by Collectibles USA, Inc., and to the citing of research material for market data therein.

Unity Marketing


By: /s/ Pamela N. Danziger
    ----------------------
Name: Pamela N. Danziger
Title: President/CEO, Unity Marketing